Exhibit 99.1

SYSCO

SYSCO Corporation	NEWS RELEASE
1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION
CONTACT: Neil A. Russell
Assistant Vice President,
Investor Relations
(281) 584-1308
SYSCO REPORTS SECOND QUARTER DILUTED EPS OF $0.43,
FIRST HALF FISCAL YEAR 2008 DILUTED EPS OF $0.86
Diluted EPS Increases 13.2 Percent for the First Half of Fiscal 2008
HOUSTON, January 28, 2008 — SYSCO Corporation (NYSE: SYY) today announced financial results for its 13-week second quarter of fiscal 2008 ended December 29, 2007.
Second Quarter Fiscal 2008 Highlights
▪	Sales increased 7.8% to $9.24 billion from $8.57 billion in last year’s second quarter.
▪	Net earnings increased 7.1% to $264.1 million compared to $246.5 million in last year’s second quarter.
▪	Diluted earnings per share (EPS) increased 10.3% to $0.43 compared to $0.39 in the second quarter of fiscal 2007.
First Half Fiscal 2008 Highlights
▪	Sales increased 8.1% to $18.65 billion from $17.24 billion in the corresponding period last year.
▪	Net earnings increased 11.4% to $531.1 million compared to $476.7 million in last year’s first half of the fiscal year.
▪	Diluted EPS increased 13.2% to $0.86 compared to $0.76 in the corresponding period last year.
     “Sales growth for both the second quarter and the first half of 2008 was in line with our expectations,” said Richard J. Schnieders, SYSCO’s chairman and chief executive officer. “These results reflect the increasingly effective support our operating companies are providing our customers such as business reviews and continuing to invest in customer contact personnel in the midst of an extremely challenging business environment. Our customer support helps our customers succeed which benefits us in the short and long term.”
Second Quarter Fiscal 2008 Summary
     Sales for the second quarter grew 7.8% over the same period last year. Food cost inflation, as estimated by the change in SYSCO’s cost of goods, was 5.9% for the quarter.
     Operating income for the second quarter grew 6.3% over the same period last year. As a percentage of sales, operating income decreased seven basis points. The prevailing market environment was characterized by continued high food cost inflation for the third consecutive quarter. In spite of these conditions, gross profit dollars increased 6.9% while operating expenses grew 7.1% for the period.
     Operating expenses for the second quarter were negatively impacted by, among other items, timing differences on share-based compensation and the cash surrender value of corporate-owned life insurance policies. Second quarter results reflect a $5.8 million increase in share-based compensation expense as a result of moving the incentive stock option grant date from the first quarter to the second quarter. In addition, a loss of $2.1 million was recorded in the second quarter of 2008 for the cash surrender value of SYSCO’s corporate-owned life insurance policies compared to gains recorded in the second quarter of 2007, resulting in a negative comparison of $11.9 million.

First Half Fiscal 2008 Summary
     Sales for the first half grew 8.1% over the same period last year. Food cost inflation, as estimated by the change in SYSCO’s cost of goods, was 5.9% for the first half of fiscal 2008. Operating income grew 10.9% over the same period last year as a result of gross profit dollars increasing 7.1% while operating expenses grew 5.9% for the period. Diluted EPS increased 13.2% to $0.86.
     “We are encouraged by our operating performance for the first half of fiscal 2008 as we were able to leverage our sales growth into over 13% EPS growth,” said Richard J. Schnieders, SYSCO’s chairman and chief executive officer. “Looking forward, and acknowledging that market and economic conditions may remain difficult for the foreseeable future, we will concentrate our efforts on using our competitive strengths to gain market share by providing our customers with innovative solutions to their business challenges.”
Capital Spending
     Capital expenditures totaled $146 million and $278 million for the second quarter and first half of fiscal 2008, respectively. The primary areas for investments included facility replacements and expansions, construction of fold-out operations, additions to SYSCO’s fleet and the new redistribution center in Alachua, Florida.
     For the full fiscal year 2008, the company continues to project that capital expenditures will be in the range of $625 million to $650 million, in accordance with plan.
Conference Call & Webcast
     SYSCO’s second quarter 2008 earnings conference call will be held on Monday, January 28, 2008 at 10:00 a.m. EST. A live webcast of the call, as well as a copy of this press release, will be available online at www.sysco.com in the Investor Relations section.
About SYSCO
     SYSCO is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. For the fiscal year 2007 that ended June 30, 2007, the company generated more than $35 billion in sales. For more information about SYSCO visit the company’s Internet home page at www.sysco.com.
Forward-Looking Statements
     Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding future growth; and projections regarding capital expenditures. These statements involve risks and uncertainties and are based on management’s current expectations and estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include risks that pertain to SYSCO’s business, including the risks relating to the foodservice distribution industry’s relatively low profit margins and sensitivity to general economic conditions, including the current economic environment and consumer spending; increased fuel costs; SYSCO’s leverage and debt risks; the successful completion of acquisitions and integration of acquired companies as well as the risk that acquisitions could negatively impact the Company’s stock price, operating results or debt ratio or significantly increase the Company’s liquidity requirements; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; construction schedules; management’s allocation of capital and the timing of capital purchases such as fleet and equipment; competitive conditions; labor issues; and internal factors such as the ability to control expenses. Earnings are also impacted by option expensing, which is based on certain assumptions regarding the number and fair value of options granted, resulting tax benefits and shares outstanding. Capital expenditures may vary from those projected based on changes in business plans and other factors, including those described above. For a discussion of additional factors that could cause actual results to differ from those described in the forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 as filed with the Securities and Exchange Commission.
- more -

SYSCO CORPORATION
CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)
(In Thousands Except for Share Data)

	For the 13-Weeks Ended
	December 29, 2007	December 30, 2006
Sales	$9,239,505	$8,568,748
Cost of sales	7,471,725	6,915,259

Gross margins	1,767,780	1,653,489
Operating expenses	1,318,768	1,230,967

Operating income	449,012	422,522
Interest expense	28,915	28,006
Other income, net	(8,343)	(3,375)

Earnings before income taxes	428,440	397,891
Income taxes (38.35% in ‘08; 38.04% in ’07)	164,292	151,353

Net earnings	$264,148	$246,538

Net earnings:
Basic earnings per share	$0.43	$0.40

Diluted earnings per share	$0.43	$0.39

Average shares outstanding	608,169,202	619,158,876

Diluted average shares outstanding	614,620,634	628,429,841

COMPARATIVE SEGMENT SALES DATA (Unaudited)
(In Thousands Except)

	For the 13-Weeks Ended
	December 29, 2007	December 30, 2006
Sales:
Broadline	$7,333,071	$6,709,294
SYGMA	1,098,326	1,086,094
Other	929,825	892,801
Intersegment	(121,717)	(119,441)

Total	$9,239,505	$8,568,748

– more –

SYSCO CORPORATION
CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)
(In Thousands Except for Share Data)

	For the 26-Weeks Ended
	December 29, 2007	December 30, 2006
Sales	$18,645,349	$17,240,820
Cost of sales	15,086,427	13,918,115

Gross margins	3,558,922	3,322,705
Operating expenses	2,655,277	2,507,849

Operating income	903,645	814,856
Interest expense	55,286	53,772
Other income, net	(11,375)	(12,413)

Earnings before income taxes	859,734	773,497
Income taxes (38.22% in ‘08; 38.37% in ’07)	328,597	296,811

Net earnings	$531,137	$476,686

Net earnings:
Basic earnings per share	$0.87	$0.77

Diluted earnings per share	$0.86	$0.76

Average shares outstanding	609,489,326	619,642,963

Diluted average shares outstanding	615,893,115	626,777,041

COMPARATIVE SEGMENT SALES DATA (Unaudited)
(In Thousands Except)

	For the 26-Weeks Ended
	December 29, 2007	December 30, 2006
Sales:
Broadline	$14,830,471	$13,554,116
SYGMA	2,233,033	2,158,171
Other	1,817,386	1,761,616
Intersegment	(235,541)	(233,083)

Total	$18,645,349	$17,240,820

– more –

SYSCO CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In Thousands)

	December 29, 2007	December 30, 2006
ASSETS
Current assets
Cash	$168,786	$185,862
Receivables	2,754,339	2,551,114
Inventories	1,896,557	1,717,978
Prepaid expenses and other current assets	64,798	69,785

Total current assets	4,884,480	4,524,739

Plant and equipment at cost, less depreciation	2,841,229	2,593,874

Other assets
Goodwill	1,408,061	1,324,014
Intangibles	91,329	92,759
Restricted cash	95,511	112,453
Prepaid pension cost	403,064	412,310
Other	229,153	257,231

Total other assets	2,227,118	2,198,767

Total assets	$9,952,827	$9,317,380

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$4,500	$10,040
Accounts payable	2,000,419	1,888,178
Accrued expenses	773,216	745,892
Accrued income taxes	264,863	282,208
Deferred taxes	222,629	211,832
Current maturities of long-term debt	3,056	105,077

Total current liabilities	3,268,683	3,243,227

Other liabilities
Long-term debt	2,135,547	1,755,982
Deferred taxes	567,235	700,182
Other long-term liabilities	651,299	381,342

Total other liabilities	3,354,081	2,837,506

Commitments and contingencies

Shareholders’ equity
Preferred stock	—	—
Common stock	765,175	765,175
Paid-in capital	684,091	589,380
Retained earnings	5,731,024	5,253,486
Accumulated other comprehensive income	71,765	62,143
Treasury stock	(3,921,992)	(3,433,537)

Total shareholders’ equity	3,330,063	3,236,647

Total liabilities and shareholders’ equity	$9,952,827	$9,317,380

– more –

SYSCO CORPORATION
CONSOLIDATED CASH FLOWS (Unaudited)
(In Thousands)

	26-Weeks Ended
	Dec. 29, 2007	Dec. 30, 2006
Cash flows from operating activities:
Net earnings	$531,137	$476,686
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	43,118	53,653
Depreciation and amortization	180,640	178,871
Deferred tax provision	301,276	271,473
Provision for losses on receivables	16,087	15,417
Gain on sale of assets	(653)	(5,326)
Additional investment in certain assets and liabilities, net of effect of businesses acquired:
(Increase) in receivables	(136,544)	(81,371)
(Increase) in inventories	(166,259)	(113,283)
Decrease (increase) in prepaid expenses and other current assets	58,939	(10,832)
Increase in accounts payable	1,277	10,040
(Decrease) in accrued expenses	(165,581)	(24,942)
(Decrease) in accrued income taxes	(260,725)	(195,621)
(Increase) in other assets	(8,019)	(24,841)
Increase (decrease) in other long-term liabilities and prepaid pension cost, net	9,240	(5,180)
Excess tax benefits from share-based compensation arrangements	(3,029)	(4,564)

Net cash provided by operating activities	400,904	540,180

Cash flows from investing activities:
Additions to plant and equipment	(277,552)	(314,497)
Proceeds from sales of plant and equipment	4,711	11,555
Acquisition of businesses, net of cash acquired	(34,729)	(44,618)
Decrease (increase) in restricted cash	1,418	(12,679)

Net cash used for investing activities	(306,152)	(360,239)

Cash flows from financing activities:
Bank and commercial paper borrowings (repayments ), net	361,954	112,169
Other debt borrowings	3,340	3,603
Other debt (repayments)	(4,303)	(6,197)
Debt issuance costs	(7)	—
Common stock reissued from treasury	84,352	127,522
Treasury stock purchases	(352,832)	(225,177)
Dividends paid	(232,130)	(210,528)
Excess tax benefits from share-based compensation arrangements	3,029	4,564

Net cash used for financing activities	(136,597)	(194,044)

Effect of exchange rates on cash	2,759	(1,932)

Net (decrease) in cash	(39,086)	(16,035)
Cash at beginning of period	207,872	201,897

Cash at end of period	$168,786	$185,862

Cash paid during the period for:
Interest	$55,670	$54,092
Income taxes	277,455	220,406
– more –

Comparative Supplemental Statistical Information Related to Sales (Unaudited)
Comparative SYSCO Brand Sales and Marketing Associate-Served Sales data are summarized below.

	For the 13-Weeks Ended
	December 29, 2007	December 30, 2006
SYSCO Brand Sales as a % of MA-Served Sales	51.50%	52.08%
SYSCO Brand Sales as a % of Total Broadline Sales	42.35%	43.46%
MA-Served Sales as a % of Total Broadline Sales	48.07%	48.69%

	For the 26-Weeks Ended
	December 29, 2007	December 30, 2006
SYSCO Brand Sales as a % of MA-Served Sales	51.45%	52.39%
SYSCO Brand Sales as a % of Total Broadline Sales	42.67%	44.08%
MA-Served Sales as a % of Total Broadline Sales	49.47%	49.94%

Note: Beginning with the earnings release for the first quarter of fiscal 2008, this information is now presented to include Canadian broadline sales statistics.
# # #